SERVICES AGREEMENT

THIS SERVICES AGREEMENT ("SERVICES AGREEMENT") made effective the
11th day of January, 1999 ("EFFECTIVE DATE") between:


TGI Technologies Ltd.,                   POPstar Global Communications Inc.
107 East 3rd Avenue                      P. O. Box 3443
Vancouver, B.C.                          KPMG Centre
V5T 1C7`                                 Tortola, British Virgin Islands
                "TGI"                                        "POPSTAR"

SCOPE:

A. Concurrently with this Services Agreement, TGI and POPstar are entering into an agreement in relation to the Core Software and Enhancements ("LICENSING AGREEMENT"). Under this Licensing Agreement, POPstar will have an exclusive right and license to commercially exploit the Core Software and Enhancements worldwide;

B. POPstar expects that it will require technical assistance, software development, marketing, management and other services from TGI, in the context of POPstar's exercise of its rights under the Licensing Agreement. POPstar wishes to retain TGI to develop, maintain, support and provide those services ("SERVICES") in relation to Enhancements to the Core Software, which Services are as set out in signed work orders ("WORK ORDERS") and such other Services in relation to POPstar's exploitation of the Core Software under the Licensing Agreement as POPstar may require from time to time to be attached to and forming part of this Services Agreement as Schedules B.* (each subsequent Enhancement to be described in subsequent Work Orders - for example Schedule B.1, Schedule B.2 and so forth);

C. TGI desires to provide such Services to POPstar in accordance with the terms and conditions of this Services Agreement;

D. The parties agree that as POPstar is paying for the Services performed by TGI and as POPstar is bearing the risks of the provision of these Services, all intellectual property rights that arise with respect to the Services, including Enhancements developed by TGI pursuant to this Services Agreement shall be solely owned by POPstar; and

E. The parties agree that POPstar will be providing such Services in consideration of the price and payments set out in this Services Agreement. The parties acknowledge that such price and payments may be subject to adjustment based on the assessment of applicable competent taxing authorities. Therefore the parties agree that the price and payment provisions set out in this Services Agreement may be adjusted based on the adjustment provisions set out in section 3.2 or .

NOW, THEREFORE, TGI and POPstar hereby agree as follows:

1.           DEFINITIONS

1.1 "CORE SOFTWARE"means the software currently known as the Enroute Eclipse fax server software and all technical and user documentation in source and executable code form and other materials
as described in Schedule A to this Services Agreement.   This
software allows a stream of fax data from a server or a fax to be directed through a device that routes such data through an Internet gateway therefore allowing faxes to be sent to any destination through the Internet.

1.2 "ENHANCEMENTS" means any changes, modifications, alterations, improvements or subsequent bug-fixes or revisions to the Core Software.

1.3 "CONFIDENTIAL INFORMATION" means any information identified as confidential and proprietary information of either party concerning their scientific and business interests not generally available to third parties and which is disclosed according to the procedures set out in this Services Agreement including the Core Software, Enhancements:

(a) production processes, business plans and other materials or information relating to the business of the parties;
and

(b) portions of computer software (in source and executable code) and related documentation in any media including all modifications, enhancements, versions and options.

1.4 "ACCEPTANCE" means acceptance of various Enhancements under the procedures set out in the Work Order.

1.5 "CHANGE ORDER" means the procedure for change to any work performed by TGI or changes to milestones, development schedules or Enhancements as set out in subsection 2.2 of this Services Agreement.

2.           Services Retained

2.1 POPstar retains TGI to provide the services and complete those tasks as expressly set out in attached Work Orders which will describe services to be provided in relation to Enhancements. All additional Services which are not in relation to Enhancements shall be pre-authorized by an officer of POPstar and invoices in respect thereof shall set out in detail the services provided (e.g. management, consulting or marketing services, for example). All additional Work Orders attached to this Services Agreement after the effective date hereof in relation to Enhancements shall be signed by the parties and shall set out the following:
             (a) the Enhancements to be provided by TGI to POPstar;
             (b) the milestones and times for provision of the Enhancements by TGI to POPstar;
             (c) the respective responsibilities of the parties relative to the Enhancements;
             (d)          the Acceptance Test Procedure for the
Enhancements; and
             (e)          the fees payable to TGI for the applicable
Work Order.

2.2 Any modifications to the Services or requests by POPstar for any such additional services which alter, amend, enhance, add to, or delete from the Services and/or time and/or place of performance in relation to any Enhancement will be made by way of a Change Order setting out a description of the work, the time for performance and the cost representing any amount in addition to the initial retained amount. Any such Change Order must be in writing and signed by both POPstar and TGI which change order will then be incorporated by reference into this Services Agreement.
 Specifically, POPstar and TGI shall comply with the following:

(a) POPstar shall submit to TGI in writing all Change Order requests;

(b) TGI will evaluate each such Change Order request at no additional cost to POPstar and return a copy of the same Change Order request to POPstar as soon as possible but not later than ten
(10) working days following TGI's receipt of the Change Order request. TGI's written response shall include a statement of the availability of TGI's personnel and resources, the impact, if any, on the completion date and changes in costs, if any. TGI in its sole discretion may refuse to accept the Change Order request;

(c) For the purposes of this Services Agreement, only a Change Order request mutually agreed to in writing by the parties shall be a Change Order which then shall be deemed incorporated into and part of this Services Agreement and each such Change Order shall constitute a formal change to this Services Agreement adjusting fees and completion date as finally agreed upon for each authorized Change

Order. In no event shall the Services be deemed altered, amended, enhanced or otherwise modified except through a duly authorized Modification/Change Request, all in accordance with this subsection.

2.3 If TGI is prevented or delayed from performing the contracted tasks and services in the manner and at the time set out in a Work Order by reason of any act or omission attributable to POPstar, applicable milestones, schedules or time of provision of Enhancements shall be amended forthwith, and after a 30 day period, POPstar will pay to TGI all reasonable costs and charges sustained or incurred by TGI (at TGI's rates specified in the Work Order and all reasonable expenses) for additional time and materials expended by TGI as a result of such delay.

3.           PRICE AND PAYMENT

3.1 The duties of TGI and of POPstar with respect to the Services necessary to create the Enhancements are contained in this Services Agreement and the fees payable to TGI, and the manner of payment, will be as set out in the Work Orders. The payments therefor will be as set out in each Work Order. The fee for TGI's Services which Services are not provided in respect of Enhancements, shall be its direct and indirect costs determined in accordance with generally accepted accounting principles, plus the percentage set out in Schedule C, plus appropriate taxes. The provisions of the Work Orders supplement this Services Agreement. To the extent that there is any inconsistency between this Services Agreement and the Work Order, the Work Order will prevail to the extent necessary to resolve such inconsistency.

3.2    The parties agree that:

(a) the Payments shall be fair market value consideration for the Services;

(b) the Payments as set out in the Work Order are intended to be the best estimate of the fair market value of the Services in relation to the Enhancements, that is presently available and unless and until otherwise determined as provided in this Services
Agreement shall be conclusively deemed to be as set out in each Work
Order;

(c) if the Minister of National Revenue of Canada or any other competent authority at any time proposes to issue or does issue any assessment that would impose any liability for tax of any nature or kind whatsoever on any person on the basis that the fair market value of the Services provided hereunder is greater or lesser than the Payments, and if it is determined hereafter that the fair market value of the interests transferred hereunder is a greater or lesser amount (the "ADJUSTED AMOUNT") than the Services, then:

(i) if the Adjusted Amount is less than the Payment, TGI shall reimburse POPstar for all amounts overpaid on account of Services in order to compensate for such overpayment, and;

(ii) if the Adjusted Amount is greater than the Payment, POPstar shall pay TGI for all amounts underpaid on account of Services in order to compensate for such shortfall, and.

(d) the Adjusted Amount shall either be the amount determined by agreement between the parties or, failing such agreement shall be as determined by a competent tribunal after all appeals which the parties, upon advice of counsel, or the Minister of National Revenue or the applicable taxing authority pursue, and the time within which any further appeal may be filed has expired.

(e) At any time before December 31, 1999, the Payments as set out in Work Orders and the percentage mark-up as set out in Schedule C may be adjusted on the basis of a transfer pricing study to be conducted by KPMG Chartered Accountants.

4.    Personnel

4.1 For the purposes of this Services Agreement, TGI shall stand in the relationship of an independent contractor to POPstar and nothing herein contained or in the services to be performed hereunder shall constitute TGI or any employee of TGI, an employee, partner, principal or legal representative of POPstar, and no employer-employee relationship is to be created as between POPstar and any person provided by TGI for the purpose of performing the services under this Services Agreement, and TGI shall pay all wages, and contributions and make all deductions required by law to be paid or made by an employer in respect of any such persons.

4.2 TGI shall be permitted to substitute the services of individuals as required subject to the approval of the substitute individuals by POPstar.

4.3 TGI shall, upon notice being received from POPstar, remove from service any person who is for any reason unsatisfactory to POPstar.

5.    Professional Responsibility

5.1   TGI hereby warrants to POPstar as follows:

      (a) TGI's tasks and services to be performed under this Services Agreement and all applicable Work Orders will be performed in a professional and workmanlike manner in accordance with industry standards;

      (b) TGI has the right to use all software, development tools, resources or other materials used to provide and develop all Enhancements delivered to POPstar under this Services Agreement;

      (c) the Enhancements will conform substantially in accordance with the specifications set forth in the applicable Work Orders for 90 days following Acceptance in accordance with the provisions of the Work Order. TGI's sole obligation and liability hereunder shall be to use reasonable efforts to remedy any such functional non-conformance which is reported to TGI in writing by POPstar within the warranty period. All warranty service shall be performed at service locations designated by TGI;

      (d) upon delivery and payment therefor by POPstar, the Enhancements will be free and clear of any lien, claim, charge, security interest or other encumbrance;

      (e) TGI will not embed within the Enhancements any virus, device or timer which may lock, disable or erase or limit the use thereof or the systems on which the Enhancements are run or any data on such systems; and

      (f) the Enhancements to the extent of containing or calling on calendar functions (including any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days) shall record, store, process, provide and where appropriate, insert true and accurate dates and calculations for dates and spans, including and following January 1, 2000, including leap years, and shall have no lesser functionality with respect to records containing dates both or either before or after January 1, 2000 than with respect to dates before January 1, 2000.

EXCEPT AS SET FORTH IN THIS SERVICES AGREEMENT OR IN ANY WORK ORDER, POPSTAR UNDERSTANDS THAT IT IS SOLELY RESPONSIBLE FOR DETERMINING THAT THE SERVICES AND THE DELIVERABLES ARE APPROPRIATE FOR POPSTAR'S PURPOSES. EXCEPT AS SET FORTH IN THIS SERVICES AGREEMENT OR IN ANY WORK ORDER, TGI DOES NOT WARRANT

THAT THE SERVICES OR ENHANCEMENTS ARE FIT FOR THE PURPOSES OF POPSTAR OR
THAT THE PERFORMANCE OF THE ENHANCEMENTS WILL BE UNINTERRUPTED OR ERROR FREE.
 EXCEPT AS SET FORTH IN THIS SERVICES AGREEMENT OR IN ANY WORK
ORDER, THERE ARE NO OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS,
OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED BY
LAW (IN CONTRACT OR TORT) OR CUSTOM, INCLUDING, BUT NOT LIMITED TO
THOSE REGARDING MERCHANTABILITY, FITNESS FOR PURPOSE, CORRESPONDENCE
TO SAMPLE, TITLE, DESIGN, CONDITION, OR QUALITY. WITHOUT LIMITING
THE ABOVE, TGI DOES NOT WARRANT THAT THE OPERATION OF ANY OF THE
ENHANCEMENTS SHALL BE FREE FROM INTERRUPTION OR ERRORS

5.2 The parties hereto agree that the liability of TGI hereunder shall be limited to direct and actual money damages effectively incurred by POPstar and shall not, in the aggregate, exceed the total fees paid to TGI for Services rendered under this Services Agreement, regardless of the number of claims.

5.3 IN NO EVENT SHALL TGI BE LIABLE FOR SPECIAL, INDIRECT AND/OR CONSEQUENTIAL DAMAGES, EVEN IF TGI HAS BEEN NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES BEING INCURRED. POPSTAR FURTHER AGREES THAT TGI WILL NOT BE LIABLE FOR ANY LOSS OF PROFITS NOR FOR ANY
CLAIM AGAINST POPSTAR MADE BY ANY THIRD PARTY.

6.    Intellectual Property

6.1 Any Enhancements created by TGI under this Services Agreement, either developed solely or jointly with any other party, is the sole and exclusive property of POPstar. POPstar is the sole owner of all copyrights, patents and other intellectual property rights in the Enhancements. TGI hereby assigns to POPstar any rights TGI may have in the Enhancements and waives all claims with respect to the Enhancements including any moral rights in the Enhancements or to its use including the right to restrain or claim damages for any distortion, mutilation or other modification of the Enhancements and to restrain use or reproduction of the Enhancements. TGI agrees to do all things and execute all documents necessary to reflect this assignment of intellectual property in the Enhancements in POPstar at any time during or after the term of this Services Agreement.

6.2 TGI warrants that none of the Enhancements nor the implementation and use by POPstar of any system names, systems and programs designed pursuant to the Enhancements and provided by TGI infringe upon or violate any patent, copyright, trade-mark, license, or other property or contractual right of any third party and TGI agrees to indemnify and hold harmless POPstar from and against any losses, costs, damages, claims, actions, suits, liabilities, fees or expenses arising out of any breach of this warranty. TGI warrants that this Services Agreement and the Enhancements do not infringe any proprietary or intellectual property right of any other party, and TGI shall defend or settle any claim made or any suit or proceeding brought against POPstar insofar as such claim, suit or proceeding is based on an allegation that this Services Agreement or any of the Enhancements supplied to POPstar pursuant to this Services Agreement infringes the proprietary and intellectual property rights of any third party in or to any invention, patent, copyright or any other rights, provided that POPstar shall notify TGI in writing promptly after the claim, suit or proceeding is known, and POPstar shall give TGI information and such assistance as is reasonable in the circumstances. TGI shall have sole authority to defend or settle the same at TGI's expense. TGI shall indemnify and hold POPstar harmless from and against any and all such claims and shall pay all damages and costs finally agreed to be paid in settlement of such claim, suit or proceeding. This indemnity does not extend to any claim, suit or proceeding based upon any infringement or alleged infringement of copyright by the combination of the Enhancements with other elements not under TGI's sole control nor does it extend to any Enhancements altered by POPstar either by enhancement or by combination with product(s) of POPstar's design or formula. The foregoing states the entire liability of TGI for proprietary and intellectual proprietary rights infringement related to the Enhancements. If the Enhancements in any claim, suit or proceeding is held to infringe any proprietary or intellectual property rights of any third party and the use thereof is enjoined or, in the case of settlement as referred to above, prohibited, TGI shall have the option, at its own expense, to either (i) obtain for POPstar the right to continue using the infringing item, or (ii) replace the infringing item or modify it so that it becomes non-infringing; provided that no such replacement or modification shall diminish the performance of the Enhancements.

6.3 General knowledge and experience gained by TGI prior to or during TGI's retainer by POPstar, (including general techniques and methods not protected by intellectual property rights and developed by TGI and in the creation of which no confidential information of POPstar was used) may be used by TGI at any time prior to, during or subsequent to its retainer. POPstar acknowledges that TGI may be and could be performing services for businesses other than POPstar. This Services Agreement shall not prohibit TGI from representing or performing programming services for such other businesses.


7.    Confidentiality

7.1 All data or other information concerning the business, financial or other affairs of POPstar, including data and information of third parties which POPstar received pursuant to a confidentiality or non-disclosure agreement, which is received or to which access is obtained by TGI or its personnel during the performance of its obligations under this Services Agreement, shall be treated as confidential and shall not, either during the term of this Services Agreement, or at any time thereafter, be divulged or disclosed or otherwise made known to any other person without the express written consent of POPstar. TGI agrees to indemnify and hold harmless POPstar from and against any losses, costs, damages, claims, actions, suits, liabilities, fees or expenses arising out of any breach of this Section 7.1.

7.2 TGI agrees that prior to the commencement of or during the execution of the provisions of the services at POPstar's sole option, TGI may be required to sign a non-disclosure agreement with POPstar or its vendors to ensure proprietary information is properly protected.

8.    Termination

8.1 Either party hereto may, at its option, terminate this Services Agreement by written notice to the other if such other party defaults in the observance or performance of any obligation on its part under this Services Agreement and such default in not remedied within thirty (30) days following which if such default or if such other party is adjudged bankrupt or insolvent, or a receiver, receiver-manager, liquidator or trustee in bankruptcy is appointed in respect of all or substantially all of its business and undertaking, or it makes any assignments for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due.

8.2   Upon termination of this Services Agreement for any reason:

      (a) POPstar shall pay TGI only the actual cost of work carried out, services performed and materials supplied hereunder up to the date of termination not previously paid for;

      (b) TGI shall deliver to POPstar only the actual work carried out and materials created up to the date of termination and paid for; and

      (c) each party hereto shall, notwithstanding the termination of this Services Agreement, continue to observe the obligations of confidentiality on its part hereunder, and shall not use nor disclose to any third person any information which is subject to such obligations without the prior consent of the other party hereto.

8.3 Termination of this Services Agreement shall not affect, prejudice or impair any other right or remedy available to the party effecting such termination, and none of such rights or remedies shall be exclusive in respect of this Services Agreement, but shall be in addition to all other rights and remedies available to such party at law or in equity.

8.4 This Services Agreement will terminate upon termination of the Licensing Agreement.

9.    General

9.1 This Services Agreement shall be construed and shall take effect in accordance with the laws of the province of British
Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of British Columbia.

9.2 The invalidity of unenforceability for any reason of any term or condition of this Services Agreement shall not prejudice or affect the validity or enforceability of the other terms or conditions hereof.

9.3 This Services Agreement and the Work Orders attached hereto contain the entire agreement between the parties and to the subject matter hereof and no amendments shall be effective unless in writing and signed by both parties.

9.4 Notices hereunder shall be in writing and may be delivered by hand or sent by registered mail or by fax addressed to the address for each party respectively set out below or to such other address as may be substituted in writing:

To TGI:                                        To POPstar:
TGI Technologies Ltd.,           POPstar Global Communications Inc.
107 East 3rd Avenue P.O. Box 3443
Vancouver, B.C.     KPMG Centre
V5T 1C7.     Tortola, British Virgin Islands

      Any such notice shall be deemed to have been received by the party to whom it is addressed, if delivered by hand, when delivered or, if sent by registered mail, within 48 hours after the posting of such notice in any government post office or, if sent by fax, on the date of faxing; provided if such notice is mailed and between the time of mailing and the actual receipt a mail strike, slowdown or other labor dispute which might affect delivery occurs, then such notice shall be effective when actually delivered.

9.5 TGI shall not assign this Services Agreement or any part thereof without the prior written consent of POPstar. Notwithstanding any assignment or sub-contracting by TGI of any of its obligations under this Services Agreement or any Work Order, TGI shall remain fully responsible for the performance of all of its obligations under this Services Agreement and all applicable Work Orders.

9.6 Neither TGI nor POPstar shall disclose to a third party or parties the terms and conditions of this Services Agreement without the express written permission of the other. However, TGI may generally reference the work performed by TGI for POPstar in its marketing efforts and may use POPstar's name as a reference. TGI shall not use any service marks or trade-marks used by POPstar or any of its subsidiaries in the conduct of their respective businesses without the prior written permission of POPstar.

9.7 Subject to anything to the contrary contained herein, this Services Agreement shall ensure to the benefit and be binding upon the respective successor and permitted assigns of the parties hereto.

9.8 If there is any conflict with or inconsistency between the terms of this Services Agreement and the terms of any Work Order, then the terms of the Work Order shall govern.

      IN WITNESS THEREOF the parties hereto have executed this
Services Agreement effective the 11th day of January, 1999.
             .


TGI TECHNOLOGIES LTD.

Per: /s/John McDermott

Title: Director

Location and date when executed:

Singapore Jan. 11, 1999


POPSTAR GLOBAL COMMUNICATIONS INC.

Per: /s/Thompson Chu

Title: Director

Location and date when executed:

Singapore Jan. 11, 1999

SCHEDULE A - CORE SOFTWARE

The Core Software includes the files in the version 2.3 tree of the Enroute Eclipse fax server software and

1) A description, giving an overview of how the software works, a flow diagram indicating the input, flow, processing and output of information, and specifications for the software, including minimum hardware requirements.

2) Complete user documentation, including a description of how to access and use the application, screen prints of menus and input/output screens, data input descriptions, sample output/report forms, error code descriptions and solutions where appropriate, and explanation of all necessary disks and data used by the software.

3) Complete program/technical documentation, including program source code listings with comments, technical information about files and their locations, file names, file/database structure, record structure and layout and data elements.

4) Description of backup and recovery procedures, including process, medium for backup, and number of diskettes or tapes to do a complete backup.

5) Master copy of the Core Software on magnetic media, including all programs, on-line documentation, and any documentation developed on a computer.

                             SCHEDULE B.*

                       WORK ORDER - ENHANCEMENT

BRIEF DESCRIPTION:  {brief description of Enhancement}

DETAILED DESCRIPTION:       {detailed description of Enhancement}
{specify dollar amount of work order and whether time & materials
(and, if so, hourly rate), fixed price, or 'not to exceed'}

MILESTONES:


RESPONSIBILITIES OF TGI:


RESPONSIBILITIES OF POPSTAR:


ACCEPTANCE TEST PROCEDURE:

(a) POPSTAR AND TGI SHALL JOINTLY VERIFY THAT EACH ENHANCEMENT CONFORMS TO THE SPECIFICATIONS ESTABLISHED BY POPSTAR AND TGI SHALL ASSIST POPSTAR IN THE PERFORMANCE OF CONFORMANCE TESTING. IF THE
ENHANCEMENTS FUNCTION TO THE SATISFACTION OF POPSTAR, POPSTAR SHALL CONFIRM SAME BY DELIVERING A SIGNED CERTIFICATE OF ACCEPTANCE TO
TGI.  IF POPSTAR DOES NOT DELIVER A SIGNED NOTICE OF ACCEPTANCE TO
TGI OR IF POPSTAR USES ANY OF THE ENHANCEMENTS IN A LIVE PRODUCTION ENVIRONMENT, THE ENHANCEMENTS SHALL BE DEEMED TO BE ACCEPTED.

(b)  IF THE ENHANCEMENTS DO NOT FUNCTION TO THE SATISFACTION OF
POPSTAR, WITHIN FOURTEEN (14) DAYS OF TESTING, POPSTAR SHALL
IDENTIFY IN WRITING ANY DEFICIENCIES IN THE ENHANCEMENTS AND GIVE
NOTICE THEREFOR TO TGI.

(c)  TGI SHALL USE BEST EFFORTS TO CORRECT ANY DEFICIENCIES
IDENTIFIED BY POPSTAR IMMEDIATELY UPON RECEIPT OF NOTICE OF SUCH
DEFICIENCIES AND PRESENT POPSTAR WITH THE CORRECTED VERSION OF THE ENHANCEMENTS FOR TESTING BY POPSTAR.

(d)  THIS PROCEDURE SHALL BE REPEATED UNTIL POPSTAR ACCEPTS THE
ENHANCEMENTS BY CONFIRMING THEIR CONFORMANCE TO THE SPECIFICATIONS PROVIDED BY POPSTAR.

FEES:   DIRECT AND INDIRECT COSTS PLUS THE PERCENTAGE SET OUT IN
SCHEDULE C TO THE SERVICES AGREEMENT. FEES SHALL BE TGI'S STANDARD FEES CHARGED TO ITS CUSTOMERS GENERALLY AND SUBJECT TO INCREASE ANNUALLY PROVIDED ONLY THAT SUCH INCREASE WILL NOT BE GREATER THAN 10% ANNUALLY.

PAYMENT: PAYMENT FOR THE SERVICES PROVIDED HEREIN IS AS FOLLOW:

    TGI WILL INVOICE POPSTAR MONTHLY.  THIS INVOICE IS PAYABLE UPON
RECEIPT.   ALL EXPENSES WILL BE INVOICED.

WORK ORDER   SIGNING OF THIS WORK ORDER INDICATES AGREEMENT FOR TGI TO
SIGN-OFF:    PERFORM THE WORK OUTLINED IN THE TASK LIST AND TO THE
             TERMS OUTLINED ABOVE.

APPROVED BY POPSTAR GLOBAL COMMUNICATIONS, INC.

PER: ___________________     DATE: _________________

APPROVED BY TGI TECHNOLOGIES LTD.


PER: ___________________     DATE: _________________

                     SCHEDULE C - PERCENTAGE MARK-UP ON COSTS


FIFTEEN (15) PERCENT.

                           ASSIGNMENT OF TRADE-MARK

WHEREAS TGI Technologies Ltd. of 107 East 3rd Avenue, Vancouver, B.C. V5T I C7 is the recorded owner of the trade-mark POPSTAR registered in Canada under registration No. TMA 503,556, and used in association with computer software.

NOW THEREFORE in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, TGI Technologies Ltd. of 107 East 3rd Avenue, Vancouver, B.C. V5T IC7 sells, assigns, and transfers to POPstar Global Communications Inc. of P.O. Box 3443, KPMG Centre, Tortola, British Virgin Islands all right, title, and interest in the trade-mark POPSTAR, all rights to Canadian registration TMA 503.556 and the goodwill of the business relating to the trade-mark.

EXECUTED at Level 19, UIC Bldg., Singapore,  this 12th day of January, 1999.

TGI Technologies Ltd.

per: /s/John McDermott

                  AMENDMENT TO SERVICES AGREEMENT

  THIS AMENDMENT AGREEMENT is dated the 24th day of August, 1999 and is made between:

  1. TGI Technologies Ltd., a British Columbia company with its office at 107 East 3rd Avenue, Vancouver, British
          Columbia V5T 1C7, Canada (hereinafter referred to as
          "TGI"); and

  2. POPstar Global Communications Inc., a British Virgin Islands company with its office at KPMG Centre, Tropic Isle Building, P.O. Box 3443, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "POPstar").

  WHEREAS:

  (A) TGI and POPstar have entered into a services agreement dated January 11, 1999 (the "Services Agreement").

  (B) TGI and POPstar wish to enter into this Agreement under which they agree to clarify certain of the provisions of the Services Agreement.

  IT IS HEREBY AGREED AS FOLLOWS:

  1.       INTERPRETATION

  1.1 Except where the context otherwise requires and save as otherwise expressly defined herein, words and expressions defined in the Services Agreement shall have the same meanings and construction when used in this Agreement (including the Recitals hereto). All terms defined in these Recitals shall have the same meanings when used throughout this Agreement.

  1.2 Except where the context otherwise requires, words importing the singular include the plural and vice versa, words importing a gender includes every gender and references to persons include bodies corporate or unincorporate, any state or agency thereof and any other entity.

  1.3 Headings are for ease of reference only and have no legal effect.

  1.4 Except where the context otherwise requires, references to any person include its successors and permitted assigns.

  1.5 A reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind and shall include all amendments or supplements to, or replacements or novations of that document.

  2.   AMENDMENTS TO THE SERVICES AGREEMENT

  2.1 The parties hereby agree and acknowledge that the Services Agreement shall be amended in the following manner with effect from the date of the Services Agreement.

          Section 9.8 of the Services Agreement be deleted and the following substituted therefor:

  	  "9.8    If there is any conflict with or inconsistency between
	  the terms of this Services Agreement and the terms of any Work Order, then the terms of the Work Order shall govern."

  3.   MISCELLANEOUS

  3.1 This Agreement is supplemental to and shall be read in conjunction with the Services Agreement which, save for those provisions which are modified hereby or inconsistent with the terms contained herein, shall continue in full force and effect. Subject to the foregoing, any reference to the Services Agreement shall accordingly be deemed to include this Agreement.

  3.2 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto hereby submit to the jurisdiction of the courts located in the Province of British Columbia.

  3.3 This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

  IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.


  TGI TECHNOLOGIES LTD.              POPSTAR GLOBAL
                                     COMMUNICATIONS INC.


  Signature: /s/John McDermott     Signature: /s/Thompson Chu
  By:     John McDermott           By:       Thompson Chu
  Title:   President               Title:    Chairman